Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-256214, 333-260833 and 333-263820) and Form S-8 (Nos. 333-253340 and 333-260834) of Chesapeake Energy Corporation of our report dated February 21, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting of Chesapeake Energy Corporation (Successor), which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
February 21, 2024